    As filed with the Securities and Exchange Commission on October 6, 1999
                                                   Registration No. 333-________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-4

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                             WELLS FARGO & COMPANY
              (Exact name of registrant as specified in charter)

   Delaware                         6712                        41-0449260
(State or other             (Primary Standard                 (IRS Employer
jurisdiction of           Industrial Classification       Identification Number)
incorporation or               Code Number)
 organization)
                             Wells Fargo & Company
                             420 Montgomery Street
                        San Francisco, California 94163
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Stanley S. Stroup
                 Executive Vice President and General Counsel
                             Wells Fargo & Company
                             420 Montgomery Street
                        San Francisco, California 94163
                                 415-396-6019
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                                  Copies to:

      Robert J. Kaukol                               Cary P. Kavy
    Wells Fargo & Company                       Cox & Smith Incorporated
 1050 17th Street, Suite 120               112 East Pecan Street, Suite 1800
    Denver, Colorado 80265                      San Antonio, Texas 78205
       (303) 899-5802                               (210) 554-5250

  Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering:  [x]   No. 333-86323

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]


                                                  CALCULATION OF REGISTRATION FEE

                                                           Proposed Maximum  Proposed Maximum   Amount Of
                                             Amount To Be   Offering Price      Aggregate      Registration
   Title Of Securities To Be Registered       Registered       Per Share      Offering Price       Fee
-----------------------------------------------------------------------------------------------------------
Common stock, $1-2/3 par value (and
 associated preferred stock purchase            350,000            N/A           11,331,250        $3150.09
 rights)
===========================================================================================================

   Pursuant to its registration statement on Form S-4 (File No. 333-86323), filed on September 1, 1999 and declared effective as of September 15, 1999, Wells Fargo & Company registered 1,750,000 shares of its common stock for issuance in connection with its acquisition of Texas Bancshares, Inc.

Wells Fargo & Company is filing this registration statement pursuant to Rule 462(b) under the Securities Act to register an additional 350,000 shares of its common stock and associated preferred stock purchase rights also for issuance in connection with the Texas Bancshares acquisition.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                          INCORPORATION BY REFERENCE

     Pursuant to Rule 462(b) of the Securities Act of 1933 and Instruction K to Form S-4, Wells Fargo & Company hereby incorporates by reference the contents of its registration statement on Form S-4 (File No. 333-86323), as filed with the Commission on September 1, 1999.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, state of California, on October 6, 1999.

                              WELLS FARGO & COMPANY

                              By:  /s/ Richard M. Kovacevich
                                   -------------------------
                                   Richard M. Kovacevich
                                   President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on October 6, 1999 by the following persons in the capacities indicated:

/s/ Richard M. Kovacevich              President and Chief Executive Officer
-------------------------              (Principal Executive Officer)
    Richard M. Kovacevich

/s/ Rodney L. Jacobs                   Vice Chairman and Chief Financial Officer
--------------------                   (Principal Financial Officer)
    Rodney L. Jacobs

/s/ Les L. Quock                       Senior Vice President and Controller
----------------                       (Principal Accounting Officer)
    Les L. Quock


LES S. BILLER            )    RICHARD D. McCORMICK   )
J.A. BLANCHARD III       )    CYNTHIA H. MILLIGAN    )
MICHAEL R. BOWLIN        )    PHILIP J. QUIGLEY      )
EDWARD M. CARSON         )    DONALD B. RICE         )
DAVID A. CHRISTENSEN     )    IAN M. ROLLAND         )
WILLIAM S. DAVILA        )    JUDITH M. RUNSTAD      )       A majority of
SUSAN E. ENGEL           )    SUSAN G. SWENSON       )       the Board of
PAUL HAZEN               )    DANIEL M. TELLEP       )       Directors*
WILLIAM A. HODDER        )    CHANG-LIN TIEN         )
RODNEY L. JACOBS         )    MICHAEL W. WRIGHT      )
REATHA CLARK KING        )    JOHN A. YOUNG          )
RICHARD M. KOVACEVICH    )


_________________
* Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.

                                   /s/ Richard M. Kovacevich
                                   -------------------------
                                       Richard M. Kovacevich
                                       Attorney-in-Fact

                               INDEX TO EXHIBITS

    Exhibit
    Number                               Description
    -------                              -----------

      5.1 Opinion of Stanley S. Stroup as to the legality of the shares to be issued (including consent).

      8.1 Opinion of KPMG LLP regarding the material U.S. federal income tax consequences of the merger (incorporated by reference to Exhibit 8.1 to registrant's registration statement on Form S-4, file no. 333-86323).

     23.1        Consent of Stanley S. Stroup (included in Exhibit 5.1).

     23.2 Consent of KPMG LLP relating to the audited financial statements of Wells Fargo & Company.

     23.3 Consent of KPMG LLP relating to the audited financial statements of Texas Bancshares, Inc.

     23.4        Consent of KPMG LLP regarding its tax opinion.

     24.1        Powers of Attorney.